EXHIBIT 99.1

NMI Holdings, Inc. Reports Fourth Quarter 2014 Financial Results,
Flow NIW Grows 68% Sequentially
EMERYVILLE, Calif., Feb 19, 2015 - - NMI Holdings, Inc. (Nasdaq: NMIH) today reported results for the fourth quarter and year ended December 31, 2014. The company reported a net loss for the fourth quarter of $10.0 million or $0.17 per share, which compares with a loss of $11.0 million, or $0.19 per share, in the prior quarter, and $13.1 million, or $0.23 per share, in the fourth quarter of 2013.

•	For the fourth quarter, primary new insurance written (NIW) was $1.7 billion, compared with $975 million in the prior quarter and $158 million in the same quarter a year ago.

•
Excluding aggregated single, the company’s "flow" NIW for the fourth quarter was $936 million, up 68% from $557 million in the prior quarter. Aggregated single for the fourth quarter was $757 million, compared with $418 million in the prior quarter.

•	As of the end of the quarter, the company had approved master policies in place with 735 customers, up from 664 as of the prior quarter end, and up from 305 as of the end of 2013.

•
As of December 31, 2014, the company had primary risk-in-force of $802 million, which compares with $436 million as of September 30, 2014. Pool risk-in-force was unchanged as of December 31, 2014, remaining at $93 million.

•
As of December 31, 2014, cash and investments were $440 million, and book equity was $427 million, equal to $7.31 per share. This book value excludes any benefit attributable to the company’s deferred tax asset.

Bradley Shuster, chairman and CEO of National MI, said, "In the fourth quarter, we delivered strong sequential growth in flow NIW, driven by the continued penetration and ramp of new lenders. Fully 26% of our flow volume in the quarter was generated from customers who had not previously contributed flow NIW. Our ability to rapidly gain share in a competitive marketplace reflects the strength of our team and our differentiated value proposition. We are off to a strong start in 2015 and look forward to another year of solid growth in new master policies, active customers, and NIW."
Conference Call and Webcast Details
NMI Holdings, Inc. will hold a conference call today, February 19, 2015 at 2:00 p.m. Pacific / 5:00 p.m. Eastern to discuss results for the quarter. The conference call will be broadcast live on the company’s website, on the "Events and Presentations" page of the "Investors" section at http://ir.nationalmi.com. The call may also be accessed by dialing (888) 734-0328 inside the U.S., or (678) 894-3054 for international callers, using conference ID: 67081098 or by referencing NMI Holdings, Inc. Investors and analysts are asked to dial-in ten minutes before the conference call begins.
About National MI
National Mortgage Insurance Corporation (National MI), a subsidiary of NMI Holdings, Inc. (NASDAQ: NMIH), is a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.

EXHIBIT 99.1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this press release or any other written or oral statements made by or on behalf of the Company in connection therewith may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the U.S. Private Securities Litigation Reform Act of 1995 ("PSLRA"). The PSLRA provides a "safe harbor" for any forward-looking statements. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements, including any statements about our expectations, outlook, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believe," "can," "could," "may," "predict," "assume," "potential," "should," "will," "estimate," "plans," "projects," "continuing," "ongoing," "expect," "intend" and similar words or phrases. All forward-looking statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that may turn out to be inaccurate and could cause actual results to differ materially from those expressed in them. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our business and operations. Important factors that could cause actual events or results to differ materially from those indicated in such statements include, but are not limited to: our ability to implement our business strategy, including our ability to attract and retain a diverse customer base and to achieve a diversified mix of business across the spectrum of our product offerings; changes in the business practices of the GSEs, including the timing of and final requirements in their proposed new mortgage insurer eligibility requirements ("PMIERs"), which remains uncertain, or any of their decisions that may impact the use of private mortgage insurance; our ability to comply with the financial requirements of the PMIERs, once adopted; our ability to maintain sufficient holding company liquidity to meet our short- and long-term liquidity needs; heightened competition for our mortgage insurance business from other private mortgage insurers and the FHA; changes to laws and regulations that impact the role of the GSEs in the secondary market or the use of private mortgage insurance; and general economic downturns and volatility. These risks and uncertainties also include, but are not limited to, those set forth under the heading "Risk Factors" detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2013 and other reports we file with the SEC. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We caution you not to place undue reliance on any forward-looking statement, which speaks only as of the date on which it is made, and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information, future events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law.

Investor Contact
John M. Swenson
Vice President, Investor Relations and Treasury
(510) 788-8417
john.swenson@nationalmi.com

Press Contact
Mary McGarity
Strategic Vantage Mortgage Public Relations
(203) 513-2721
MaryMcGarity@StrategicVantage.com

EXHIBIT 99.1

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
	For the Three Months Ended December 31,		For the Year Ended December 31,
	2014	2013	2014	2013
Revenues	(In Thousands, except for share data)
Premiums written
Direct	$14,139	$3,058	$34,029	$3,541
Net premiums written	14,139	3,058	34,029	3,541
Increase in unearned premiums	(8,629)	(1,446)	(20,622)	(1,446)
Net premiums earned	5,510	1,612	13,407	2,095
Net investment income	1,319	1,472	5,618	4,808
Net realized investment gains	63	14	197	186
Gain (loss) from change in fair value of warrant liability	(60)	(918)	2,949	(1,529)
Gain from settlement of warrants	—	—	37	—
Total revenues	6,832	2,180	22,208	5,560
Expenses
Insurance claims and claims expenses	81	—	83	—
Amortization of deferred policy acquisition costs	265	1	373	1
Underwriting and operating expenses	17,318	15,263	73,044	60,743
Total expenses	17,664	15,264	73,500	60,744
Loss before income taxes	(10,832)	(13,084)	(51,292)	(55,184)
Income tax benefit	(812)	—	(2,386)	—
Net loss	$(10,020)	$(13,084)	$(48,906)	$(55,184)

Loss per share
Basic and diluted loss per share	$(0.17)	$(0.23)	$(0.84)	$(0.99)
Weighted average common shares outstanding	58,406,574	57,238,730	58,281,425	56,005,326

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
	December 31, 2014	December 31, 2013
	(In Thousands)
Total investment portfolio	$336,501	$409,088
Cash and cash equivalents	103,021	55,929
Deferred policy acquisition costs, net	2,985	90
Software and equipment, net	11,806	8,876
Other assets	8,952	7,236
Total assets	$463,265	$481,219
Reserve for insurance claims and claims expenses	$83	$—
Accounts payable and accrued expenses	10,646	10,052
Unearned premiums	22,069	1,446
Warrant liability	3,372	6,371
Deferred tax liability	137	133
Total liabilities	36,307	18,002
Total shareholders' equity	426,958	463,217
Total liabilities and shareholders' equity	$463,265	$481,219

EXHIBIT 99.1

New Insurance Written ("NIW"), Insurance in Force ("IIF") and Risk in Force ("RIF")
The table below shows NIW, IIF, RIF, policies in force, the weighted-average coverage and loans in default, by quarter, for the last five quarters, for the company's primary book.

Primary	Three Months Ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
	(Dollars in Thousands)
New insurance written	$1,692,187	$974,910	$429,944	$354,313	$157,568
Insurance in force (1)	$3,369,664	$1,812,956	$939,753	$514,796	$161,731
Risk in force (1)	$801,561	$435,722	$220,949	$115,467	$36,516
Policies in force (1)	14,603	7,628	3,865	2,072	653
Weighted-average coverage (2)	23.8%	24.0%	23.5%	22.4%	22.6%
Loans in default (count)	4	—	1	—	—
Risk in force on defaulted loans	$208	$—	$100	$—	$—

(1)	Reported as of the end of the period.

(2)	End of period RIF divided by IIF.
The table below shows primary and pool IIF, NIW and premiums written and earned.

Primary and Pool
	As of and for the Year Ended December 31, 2014				As of and for the Year Ended December 31, 2013
	IIF	NIW	Premiums Written	Premiums Earned	IIF	NIW	Premiums Written	Premiums Earned
	(In Thousands)
Primary	$3,369,664	$3,451,354	$28,611	$7,989	$161,731	$162,172	$1,651	$205
Pool	4,721,674	—	5,418	5,418	5,089,517	5,171,664	1,890	1,890
Total	$8,091,338	$3,451,354	$34,029	$13,407	$5,251,248	$5,333,836	$3,541	$2,095
The tables below show the weighted average FICO and the weighted average LTV, by policy type, for the quarter in which the policy was originated.

Weighted Average FICO
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Monthly	740	746	747	749	747
Single	753	756	754	759	757
Annual	725	—	—	—	—

Weighted Average LTV
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Monthly	91%	92%	93%	92%	93%
Single	90	90	90	89	89
Annual	90	—	—	—	—

EXHIBIT 99.1

The table below reflects our total NIW, IIF and RIF by FICO as of December 31, 2014.

Total Portfolio	IIF		RIF
	(Dollars in Thousands)
	As of December 31, 2014
>= 740	$5,947,805	73.5%	$571,549	63.9%
680 - 739	1,892,596	23.4	292,048	32.6
620 - 679	250,937	3.1	31,054	3.5
<= 619	—	—	—	—
Total	$8,091,338	100.0%	$894,651	100.0%
The table below reflects the company's primary NIW, IIF and RIF by FICO for the 2014 and 2013 books as of December 31, 2014.

Primary - 2014 Book	NIW		IIF		RIF
	(Dollars in Thousands)
	As of December 31, 2014
>= 740	$2,178,995	63.1%	$2,040,422	62.7%	$479,076	61.8%
680 - 739	1,156,785	33.6	1,102,579	33.8	268,429	34.6
620 - 679	115,574	3.3	113,752	3.5	28,070	3.6
<= 619	—	—	—	—	—	—
Total	$3,451,354	100.0%	$3,256,753	100.0%	$775,575	100.0%

Primary - 2013 Book	NIW *		IIF		RIF
	(Dollars in Thousands)
	As of December 31, 2014
>= 740	$113,907	70.2%	$75,646	67.0%	$17,096	65.8%
680 - 739	47,102	29.0	36,264	32.1	8,618	33.2
620 - 679	1,163	0.8	1,001	0.9	272	1.0
<= 619	—	—	—	—	—	—
Total	$162,172	100.0%	$112,911	100.0%	$25,986	100.0%
The table below reflects the company's pool NIW, IIF and RIF by FICO for the 2013 book as of December 31, 2014.

Pool - 2013 Book	NIW *		IIF		RIF
	(Dollars in Thousands)
	As of December 31, 2014
>= 740	$4,186,844	81.0%	$3,831,737	81.2%	$75,377	81.0%
680 - 739	832,755	16.1	753,753	16.0	15,001	16.1
620 - 679	152,065	2.9	136,184	2.8	2,712	2.9
<= 619	—	—	—	—	—	—
Total	$5,171,664	100.0%	$4,721,674	100.0%	$93,090	100.0%

*	Represents total NIW for the year ended December 31, 2013.

EXHIBIT 99.1

The tables below reflect the company's average primary loan size by FICO and the percentage of our RIF by loan type.

	December 31, 2014	December 31, 2013
Average Primary Loan Size by FICO	(In Thousands)
>= 740	$236	$253
680 - 739	225	237
620 - 679	205	194
<= 619	—	—

Percentage of RIF by Loan Type	Primary	Pool
As of December 31, 2014
Fixed	95.5%	100.0%
Adjustable rate mortgages:
Less than five years	0.1	—
Five years and longer	4.4	—
Total	100.0%	100.0%
The following table reflects the company's RIF by LTV ratio. The company calculates the LTV ratio of a loan as a percentage of the original loan amount to the original value of the property securing the loan.

Total RIF by LTV	Primary			Pool
	RIF	% of Total LTV	Policy Count	RIF	% of Total LTV	Policy Count
As of December 31, 2014	(Dollars in Thousands)
95.01% and above	$3,695	0.5%	76	$—	—%	—
90.01% to 95.00%	435,950	54.4	6,832	—	—	—
85.01% to 90.00%	291,711	36.4	4,929	—	—	—
80.01% to 85.00%	70,191	8.7	2,765	—	—	—
80.00% and below	14	—	1	93,090	100.0	20,573
Total RIF	$801,561	100.0%	14,603	$93,090	100.0%	20,573
The following tables show the distribution by state of the company's IIF and RIF for primary and pool insurance. The distribution of risk across the states as of December 31, 2014 is not necessarily representative of the geographic distribution the company expects in the future.

Top 10 Primary IIF and RIF by State		IIF	RIF
As of December 31, 2014
1.	California	16.6%	16.3%
2.	Texas	6.2	6.6
3.	Michigan	4.8	4.7
4.	Florida	4.7	4.6
5.	Arizona	3.8	3.9
6.	Pennsylvania	3.7	3.7
7.	Ohio	3.6	3.8
8.	Virginia	3.6	3.5
9.	Colorado	3.5	3.5
10.	North Carolina	3.5	3.6
	Total	54.0%	54.2%

EXHIBIT 99.1

Top 10 Pool IIF and RIF by State		IIF	RIF
As of December 31, 2014
1.	California	28.6%	28.0%
2.	Texas	5.4	5.4
3.	Colorado	3.9	3.9
4.	Washington	3.9	3.8
5.	Massachusetts	3.7	3.6
6.	Virginia	3.7	3.7
7.	Illinois	3.7	3.7
8.	New York	2.8	2.8
9.	Florida	2.8	2.8
10.	New Jersey	2.8	2.8
	Total	61.3%	60.5%